[Meta tags: Ecrypt, ECRY, StockTips.com, stock, promotion]

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Ecrypt Technologies Update Regarding Promotional Activity on its Stock

Boulder, CO – December 12, 2014 – As originally announced in a press release issued on November 25, 2014, Ecrypt Technologies (“Ecrypt” or the “Company”) (OTCQB:ECRY) a Colorado corporation, has been made aware of a significant increase in the share price and trading volume of the Company's shares beginning Friday November 21, 2014.

Since that time, Ecrypt has been subjected to an overly-aggressive promotional campaign promulgated by StockTips.com, which the Company believes is intended to create an emotionally-based  "super-hype" about the explosive growth of the potential markets served by Ecrypt's products, by leveraging recent news reports about cyber security breaches of organizations.  This promotional campaign is not endorsed or supported, either directly or indirectly, by the Company,

The Company’s management team has developed a detailed business plan and is focused on executing that plan.  While management believes that it will be successful in implementing this plan, it does not in any way support the notion that the Company’s product offerings (or its expected revenues) will yield "super" or hyper-growth sales at levels postulated by these overly aggressive and optimistic promotional campaigns.

The Company has not, directly or indirectly (including payment of a third party), been involved with the creation or distribution of the spam or promotional emails related to Ecrypt and its securities, and based upon information available to the Company after reasonable investigation, the Company believes that none of its officers, directors or controlling shareholders, have personally been directly or indirectly involved.   Additionally, based upon information available to the Company after reasonable investigation, the Company believes that none of its officers, directors or controlling shareholders, have sold or purchased any of the Company’s securities since November 21, 2014, the first known instance of the promotional campaign.

On July 9, 2014 the Company commenced a non-general solicitation private placement offering under Regulation S.  As part of the ongoing non-general solicitation private placement offering, the Company did sell 230,000 shares of common stock, and received subscriptions for an additional 220,000 shares of common stock, between November 21, 2014 and December 12, 2014. Shares issued as a result of these transactions are classified as “restricted securities," as defined in Rule 144 under the Securities Act, and cannot be traded on the open market for a period of one (1) year.

The Company has been contacted by the British Columbia Securities Commission (BCSC), the Financial Industry Regulatory Authority (FINRA), the U.S. Securities and Exchange Commission (SEC), and OTC Markets Group, Inc., regarding the promotional campaign, and has supplied available information to each of these organizations and regulatory agencies.  The Company and its officers and directors have, and will continue to, cooperate fully with each of these organizations and regulatory agencies, and will continue to provide them with additional information as it becomes available.

Any investor interested in the Company should review its filings with the SEC on EDGAR (US) or the BCSC on SEDAR (Canada).

About Ecrypt Technologies Ecrypt Technologies, Inc. is at the forefront of data security, specializing in military-strength information security solutions for enterprise, government and military. Ecrypt empowers organizations with the freedom to communicate and collaborate without risk of liability, reputation damage, competitive threat and other negative outcomes. Ecrypt is the trusted first choice for those looking to keep their communications confidential. For more information, visit http://ecryptinc.com

Safe Harbor StatementThis press release contains certain “forward-looking statements,” as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management’s current expectations. The economic, competitive, governmental, technological and other factors identified in the Company’s previous filings with the Securities and Exchange Commission may cause actual results or events to differ materially from those described in the forward looking statements in this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media ContactEcrypt Technologies, Inc.

1.866.204.6703

media@ecryptinc.com

www.ecryptinc.com